UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported):  November 19, 2010

BLACKSANDS PETROLEUM, INC.
(Exact name of registrant as specified in its charter)

Nevada	0-51427	20-1740044
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

25025 I-45 N., Ste. 410, The Woodlands, TX 77380
(Address of principal executive offices)

Registrant’s telephone number, including area code: (713) 554-4491

Copy of correspondence to:

Marc J. Ross, Esq.
James M. Turner, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway
New York, New York 10006
Tel:  (212) 930-9700   Fax:  (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement.
Item 2.03   Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On November 19, 2010, Blacksands Petroleum, Inc. (the “Company”) entered into a Loan Agreement (the “Loan Agreement”) with Silver Bullet Property Holdings SDN BHD, an accredited investor (the “Investor”), providing for the sale by the Company to the Investor of a 10% promissory note in the principal amount of $1,500,000 (the “Note”).

The Note matures on the earlier of the (i) date the Company closes an offering that results in gross proceeds to the Company of at least $5,000,000 or (ii) first anniversary of the date of issuance (the “Maturity Date”) and bears interest at the annual rate of 10%.  The Company is not required to make any payments until the Maturity Date.

ITEM 9.01 Financial Statements and Exhibits.

(d)           Exhibits.

10.01	Loan Agreement, dated as of November 19, 2010, by and between Blacksands Petroleum, Inc. and Silver Bullet Property Holdings SDN BHD

10.02	Form of Promissory Note, issued November 19, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLACKSANDS PETROLEUM, INC.

Dated: November 24, 2010	BY:	/s/ DAVID DEMARCO
David Demarco Chief Executive Officer